Exhibit 10.3

AGREEMENT

AGREEMENT dated this 15 day of July 2006, by and between International Food and Wine Consultants, Inc. (hereinafter “IFWC”), a Nevada Corporation, with offices located at 201 East 28th Street, New York, New York 10016 and Mary Beth Clark, President of IFWC.

WHEREAS, IFWC is about to file a Registration Statement with the United States Securities and Exchange Commission (hereinafter the “SEC”) on Form SB-2 and has filed an Exhibit 10.2 to such Registration Statement regarding methods of payment of offering expenses; and

WHEREAS, such Registration Statement includes in the “Management’s Discussion and Analysis or Plan of Operation” section, a specific discussion of IFWC’s cash requirements for the next twelve (12) months (exclusive of offering expenses) and its specific viable plans to meet such requirements.

NOW, THEREFORE, it is herewith agreed as follows:

The undersigned, as President of IFWC herewith agrees to defer IFWC compensation otherwise payable to him so as to permit IFWC to remain viable and further agrees to loan IFWC amounts necessary to meet IFWC’s expenses if sufficient revenues are not generated therefore to the extent that gross profits are insufficient to pay IFWC’s costs and expenses. If and when loaned, the loan will be evidenced by a non-interest bearing unsecured corporate note to be treated as a loan until repaid, if and when IFWC has the financial resources to do so.

The parties hereto understand that the above constitutes a binding Agreement and that the contents thereof are referred to in the aforesaid Registration Statement in both the “Management’s Discussion and Analysis or Plan of Operation” section.

The above constitutes the entire Agreement between the parties hereto.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 15 day of July 2006.

International Food and Wine Consultants, Inc.

/s/ Mary Beth Clark

Mary Beth Clark, President

/s/ Mark Beth Clark

Mary Beth Clark, Individually